Exhibit 3.12

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FAIRPOINT CARRIER SERVICES, INC.”  AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-THIRD DAY OF JANUARY, A.D. 1998, AT 11:45 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “MJD TELECHOICE CORP.” TO “FAIRPOINT COMMUNICATIONS CORP.”, FILED THE SEVENTEENTH DAY OF NOVEMBER, A.D. 1998, AT 12 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-NINTH DAY OF JANUARY, A.D. 1999, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “FAIRPOINT COMMUNICATIONS CORP.” TO “FAIRPOINT COMMUNICATIONS SOLUTIONS CORP.”, FILED THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2000, AT 10 O’CLOCK A.M.

[SEAL]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

2849974 8100H	AUTHENTICATION:	3124492
040374121	DATE:	05-20-04

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Delaware

The First State

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 2002, AT 12:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “FAIRPOINT COMMUNICATIONS SOLUTIONS CORP.” TO “FAIRPOINT CARRIER SERVICES, INC.”, FILED THE TWENTIETH DAY OF FEBRUARY, A.D. 2003, AT 5 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

[SEAL]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

2849974 8100H	AUTHENTICATION:	3124492
040374124	DATE:	05-20-04

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:45 AM 01/23/1998

981028254 - 2849974

CERTIFICATE OF INCORPORATION

OF

FAIRPOINT CARRIER SERVICES, INC F/K/A MJD TELECHOICE CORP.

I.

The name of the corporation (the “Corporation”) is MJD TeleChoice Corp.

II.

The address of the registered office of the Corporation in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the name of its registered agent at that address is The Corporation Trust Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

IV.

The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of Common Stock comprising one class and the par value of each share is $.01.

V.

The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

VI.

The Corporation shall have perpetual existence.

VII.

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

VIII.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation, subject to any specific limitation on such power provided by any Bylaws adopted by the stockholders.

IX.

Election of the Corporation’s directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation so provide.

X.

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article X shall not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derives an improper personal benefit.  If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

XI.

The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (or any successor section thereof), as amended from time to time, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and (ii) advance expenses to any and all said persons.  The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as

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to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons.

XII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

XIII.

The name and mailing address of the sole incorporator of the Corporation are:

Name	Mailing Address

Shirley J. Linn	Underwood Kinsey Warren & Tucker, P.A. 201 South College Street Suite 2020 Charlotte, NC 28244-2020

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I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of January, 1998.

/s/ Shirley J. Linn
SHIRLEY J. LINN, Incorporator

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 11/17/1998

981441798 - 2849974

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
MJD TELECHOICE CORP.

MJD TeleChoice Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:                                                           That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of MJD TeleChoice Corp. be amended by changing the Article numbered “I” thereof so that, as amended, said Article shall be and read as follows:

“I. The name of the corporation (the “Corporation”) is FairPoint Communications Corp.”

SECOND:                                            That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:                                                       That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said MJD TeleChoice Corp. has caused this certificate of amendment to be signed by Shirley J. Linn, its Assistant Secretary, as of the 16th day of November, 1998.

MJD TELECHOICE CORP.

By:	/s/ Shirley J. Linn
SHIRLEY J. LINN, Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/29/1999

991037675 - 2849974

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
FAIRPOINT COMMUNICATIONS CORP.

FairPoint Communications Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:                                                           That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

The Corporation’s Certificate of Incorporation is to be amended by deleting Article IV in its entirety and replacing it with the following (the “Amendment”):

IV.

The total number of shares of stock which the Corporation shall have authority to issue is ten million (10,000,000) shares of Common Stock comprising one class with a par value of one cent ($0.01) per share (the “Common Stock”).

SECOND:                                            That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:                                                       That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said FairPoint Communications Corp. has caused this certificate of amendment to be signed by Walter E. Leach, Jr., its Senior Vice President, as of the 29th day of December, 1998.

FAIRPOINT COMMUNICATIONS CORP.

By:	/s/ Walter E. Leach, Jr.
WALTER E. LEACH, JR., Senior Vice President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FAIRPOINT COMMUNICATIONS CORP.

FairPoint Communications Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.  The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders of the Corporation, and written notice has been given, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

2.  Article 1 of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“The name of the Corporation is FairPoint Communications Solutions Corp.”

IN WITNESS WHEREOF, FairPoint Communications Corp. has caused this Certificate to be executed by G. Brady Buckley, its Chairman/CEO, and attested by Walter E. Leach, Jr., its Secretary as of this 26th day of April, 2000.

/s/ G. Brady Buckley
Name: G. Brady Buckley
Title: Chairman/CEO

Attest:

/s/ Walter E. Leach, Jr.
Name:	Walter E. Leach, Jr.
Title:	Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 04/28/2000
001218027 - 2849974

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS FILED 12:30 PM 11/22/2002
020722322 - 2849974

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FAIRPOINT COMMUNICATIONS SOLUTIONS CORP.

FairPoint Communications Solutions Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:                                                           The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders of the Corporation, and written notice has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

SECOND:                                            The Corporation’s Certificate of Incorporation is to be amended by deleting Article IV in its entirety ant replacing it with the following:

“The total number of shares of stock which the Corporation shall have the authority to issue is three thousand (3,000) shares of Common Stock comprising one class with a par value of one cent ($0.01) per share (the “Common Stock”).”

IN WITNESS WHEREOF, FairPoint Communications Solutions Corp. has caused this Certificate to be executed by Walter E. Leach, Jr., its Senior Vice President, and attested by Shirley J. Linn, its Secretary, as of this 21st day of November 2002.

/s/ Walter E. Leach
Name: Walter E. Leach
Title: Senior Vice President

Attest:

/s/ Shirley J. Linn
Name: Shirley J. Linn
Title:Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

FAIRPOINT COMMUNICATIONS SOLUTIONS CORP.

                FairPoint Communications Solutions Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

                FIRST:                    The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders of the Corporation, and written notice has been given, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

                SECOND:               The Corporation’s Certificate of Incorporation is to be amended by deleting Article I in its entirety and replacing it with the following:

                                                “The name of the corporation (the “Corporation”) is FairPoint Carrier Services, Inc.”

                IN WITNESS WHEREOF, FairPoint Communications Solutions Corp. has caused this Certificate to be executed by Shirley J. Linn, its Secretary, as of this 20th day of February, 2003.

By:	/s/ Shirley J. Linn
Name: Shirley J. Linn
Title: Secretary